UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2016 (August 15, 2016)

COATES INTERNATIONAL, LTD. (Exact name of registrant as specified in its charter)

Delaware	000-33155	22-2925432
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Highway 34 & Ridgewood Road, Wall Township, New Jersey 07719

(Address of principal executive offices)

(732) 449-7717

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On August 15, 2016, the Registrant received proceeds of $37,000, net of financing costs of $4,000, from a Securities Purchase Agreement and related convertible promissory note, dated August 15, 2016, in the face amount of Forty One Thousand ($41,000.00) Dollars and no cents issued to GW Holdings Group LLC, an independent third party accredited investor (the “Holder”). The Promissory Note matures in August 2017 and provides for interest at the rate of ten (10%) percent per annum. The Note may be converted into unregistered shares of the Registrant’s common stock, par value $0.0001 per share, at the Conversion Price, as defined, in whole, or in part, at any time beginning 180 days after the date of the Note, at the option of the Holder. All outstanding principal and unpaid accrued interest is due at maturity, if not converted prior thereto.

The Conversion Price shall be equal to 62% multiplied by the Market Price, as defined. The Market Price shall be equal to the lowest trading price of the Registrant’s common stock on the OTC Pink during the twenty-five (25) trading-day period ending one trading day prior to the date of conversion by the Holder. The Holder anticipates that upon any conversion, the shares of stock it receives from the Registrant will be freely tradable in compliance with Rule 144 of the U.S. Securities and Exchange Commission.

This note may be prepaid during the first six months by paying a prepayment penalty 50%. The Company has reserved 550,000,000 shares of its unissued common stock for potential conversion of the convertible note.

The convertible promissory note was privately offered and sold to the Holder in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws which the Registrant believes are available to cover this transaction based on representations, warranties, agreements, acknowledgements and understandings provided to the Registrant by the Holder.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a) Financial Statements of Business Acquired.

N/A

(b) Pro Forma Financial Information.

N/A

(c) Exhibits.

Exhibit No.	Description
10.1	Convertible Promissory Note issued to GW Holdings Group LLC, dated August 15, 2016.
10.2	Securities Purchase Agreement between the Registrant and GW Holdings Group LLC, dated August 15, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COATES INTERNATIONAL, LTD.

By:	/s/ Barry C. Kaye
Barry C. Kaye
Chief Financial Officer

Dated: August 19, 2016

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